As filed with the Securities and Exchange Commission on June 5, 2020

Registration No. 333-169714

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-169714

UNDER THE SECURITIES ACT OF 1933

RHINO RESOURCE PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1409562 (I.R.S. Employer Identification Number)

424 Lewis Hargett Circle, Suite 250 Lexington, KY 40503 (859) 389-6500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RHINO LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Name, address, including zip code, and telephone number, including area code, of agent for service:	Copy of communications to:

Wendell S. Morris 424 Lewis Hargett Circle, Suite 250 Lexington, KY 40503 (859) 389-6500	Brenda A. Lenahan Vinson & Elkins L.L.P. 1114 Avenue of the Americas, 32nd Floor New York, NY 10036 212-237-0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) is being filed to deregister unsold shares of common units representing limited partner interests (the “Common Units”) in Rhino Resource Partners LP (the “Registrant”), under the Registration Statement on Form S-8 filed by the Registrant (File No. 333-169714)(the “Registration Statement”) with the Securities and Exchange Commission pertaining to the registration of Common Units offered under the Registrant’s Long Term Incentive Plan.

The Registrant has terminated all offerings of its Common Units pursuant to the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement, the Registrant hereby removes from registration, by means of the Post-Effective Amendment, any of the Common Units registered that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on this 5th day of June, 2020.

RHINO RESOURCE PARTNERS LP
By: Rhino GP LLC, its general partner

By:	/s/ Wendell S. Morris
Name:	Wendell S. Morris
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments have been signed below by the following persons in the capacities indicated on June 5, 2020.

Name	Title
/s/ Richard A. Boone	President, Chief Executive Officer and Director
Richard A. Boone	(Principal Executive Officer)
/s/ Wendell S. Morris	Senior Vice President and Chief Financial Officer
Wendell S. Morris	(Principal Financial Officer and Principal Accounting Officer)
/s/ William Tuorto	Executive Chairman and Chairman of the Board of Directors
William Tuorto
/s/ Douglas Holstead	Director
Douglas Holstead
/s/ Michael Thompson	Director
Michael Thompson
/s/ David Hanig	Director
David Hanig